LYFT, INC.
2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
NOTICE OF RESTRICTED STOCK UNIT GRANT
Unless otherwise defined herein, the terms defined in the Lyft, Inc. 2019 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement, which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), Terms and Conditions of Restricted Stock Unit Grant attached hereto as Exhibit A, including the additional terms and conditions for certain countries, as set forth in the country addendum attached thereto (the “Country Addendum” and, together with the Terms and Conditions of Restricted Stock Unit Grant, the “Award Agreement”).
Participant: <first_name> <last_name>

The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Grant Number:         <award_id>
Date of Grant:         <award_date>
Vesting Commencement Date:         <vest_start_date>
Number of Restricted Stock Units:    <shares_awarded>
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:
<vesting_schedule>
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate. For the avoidance of doubt, service during only a portion of the vesting period until the respective vesting date shall not entitle Participant to vest in a pro rata portion of the Restricted Stock Units scheduled to vest on such date.
By Participant’s signature and the signature of the representative of Lyft, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this

Award Agreement. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.
By signing this Award Agreement, Participant is agreeing to arbitration of any disputes related to this Award Agreement and of any disputes related to Participant’s employment relationship with the Company, as provided in Section 16.

PARTICIPANT:	LYFT, INC.

Signature	Signature

<first_name> <last_name>
Print Name	Print Name

Title

Address:

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.    Grant of Restricted Stock Units. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.
2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.    Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.
4.    Payment after Vesting.
(a)    General Rule. Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary, to the extent permitted by the Company in accordance with applicable laws, or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.
(b)    Acceleration.
(i)    Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(ii)    Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.
(c)    Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company reimburse Participant, or be otherwise responsible for, any taxes or costs that may be imposed on Participant as a result of Section 409A. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5.    Forfeiture Upon Termination as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.
    For purposes of the Restricted Stock Units, Participant's status as a Service Provider will be deemed terminated as of the date Participant is no longer actively providing services to the Company, a Parent, Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing service or the terms of Participant's employment agreement, if any) and such date will not be extended by any notice period (e.g., Participant's period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is providing service or the terms of Participant's employment agreement, if any). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence).
6.    Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this award and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this award or the transactions contemplated by this Award Agreement.
7.    Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate, provided such designation or distribution has been permitted by the Company and is valid under applicable laws. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.    Tax Obligations.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Parent or Subsidiary employing Participant or to which Participant is otherwise providing services (the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable, to Participant, (ii) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)    Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to such Tax Obligations, (iii) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iv) delivering to the Company already vested and owned Shares having a fair market value equal to such Tax Obligations, or (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise)(on Participant’s behalf pursuant to this authorization without further consent) having a fair market value equal to such Tax Obligations.
The Company may withhold or account for Tax Obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s), provided such rates do not result in adverse financial accounting consequences. In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax Obligations directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.
Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Service Recipient (and/or former Service Recipient, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable Restricted Stock

Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to deliver the Shares if such Tax Obligations are not satisfied at the time they are due.
9.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
11.    Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
12.    Nature of Grant. In accepting the grant, Participant acknowledges, understands, and agrees that:

(a)    the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(b)    the Plan is operated and the Restricted Stock Units are granted solely by the Company and only the Company is a party to this Award Agreement; accordingly, any rights Participant may have under this Award Agreement may be raised only against the Company but not any Subsidiary or Affiliate (including, but not limited to, the Service Recipient);
(c)    no Subsidiary or Affiliate (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Participant under this Award Agreement;
(d)    all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(e)    Participant is voluntarily participating in the Plan;
(f)    the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;
(g)    the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;
(i)    unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(j)    the following provisions apply only if Participant is providing services outside the United States:
(i)    Participant acknowledges and agrees that none of the Company, the Service Recipient or any Parent, Subsidiary of Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and
(ii)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment, if any).
13.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
14.    Data Privacy. The Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance/security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”).
Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipient, the Company, and any Parent, Subsidiary or Affiliate, for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that Data will be transferred to Charles Schwab & Co., Inc. (“Schwab”), and any other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, Schwab, any other stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.

Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that where provided by law, he or she may exercise rights related to the Data, including, for example the rights to request to view Data, request additional information about the storage and processing of Data, request necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
15.    Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Lyft, Inc., 185 Berry Street, Suite 400, San Francisco, CA 94107, or at such other address as the Company may hereafter designate in writing.
16.    Arbitration and Equitable Relief.
(a)    Arbitration. IN CONSIDERATION OF PARTICIPANT RECEIVING THIS AWARD AND PARTICIPANT’S EMPLOYMENT WITH THE COMPANY, THE COMPANY’S  PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES (INCLUDING, BUT NOT LIMITED TO, DISPUTES RELATING TO THIS AWARD) WITH PARTICIPANT,  AND PARTICIPANT’S RECEIPT OF OTHER COMPENSATION AND OTHER COMPANY BENEFITS, AT PRESENT AND IN THE FUTURE, PARTICIPANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT PARTICIPANT MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM THIS AWARD OR PARTICIPANT’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF PARTICIPANT’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AWARD AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. PARTICIPANT FURTHER AGREES THAT, TO THE

FULLEST EXTENT PERMITTED BY LAW, PARTICIPANT MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN PARTICIPANTS’ INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE LAWSUIT OR PROCEEDING. PARTICIPANT UNDERSTANDS, HOWEVER, THAT NOTHING IN THIS AGREEMENT PREVENTS PARTICIPANT FROM BRINGING A REPRESENTATIVE LAWSUIT OR PROCEEDING AS PERMITTED BY THE CALIFORNIA LABOR CODE’S PRIVATE ATTORNEYS GENERAL ACT OF 2004.  TO THE FULLEST EXTENT PERMITTED BY LAW, PARTICIPANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT STATUS, COMPENSATION (CASH, EQUITY, BONUS, OR OTHERWISE), CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT. TO THE FULLEST EXTENT PERMITTED BY LAW, PARTICIPANT ALSO AGREES TO ARBITRATE  ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT PARTICIPANT AGREES TO ARBITRATE, PARTICIPANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. PARTICIPANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH PARTICIPANT.  PARTICIPANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES PARTICIPANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT.  FOR PURPOSES OF THIS SECTION 16 ONLY, REFERENCES TO “COMPANY” SHALL MEAN LYFT, INC. (OR IT SUCCESSOR) AND ANY PARENT OR SUBSIDIARY OF LYFT, INC. (OR ITS SUCCESSOR).
(b)    Procedure. PARTICIPANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & MEDIATION PROCEDURES (THE “AAA RULES”), WHICH ARE AVAILABLE AT https://www.adr.org/sites/default/files/document_repository/EmploymentRules_Web.pdf.  IF THE AAA RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UNDER THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1280 ET. SEQ (THE “CAA”)). PARTICIPANT AGREES

THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. PARTICIPANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. PARTICIPANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. PARTICIPANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. PARTICIPANT UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT PARTICIPANT SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT PARTICIPANT INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS PARTICIPANT WOULD HAVE INSTEAD PAID HAD PARTICIPANT FILED A COMPLAINT IN A COURT OF LAW. PARTICIPANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT-OF-LAW. PARTICIPANT AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA.
(c)    Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY THE CAA OR OTHERWISE PROVIDED BY THIS AGREEMENT, PARTICIPANT AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN PARTICIPANT AND THE COMPANY.
(d)    Administrative Relief. PARTICIPANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT PARTICIPANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE PARTICIPANT FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
(e)    Voluntary Nature of Agreement. PARTICIPANT ACKNOWLEDGES AND AGREES THAT PARTICIPANT IS EXECUTING THIS AGREEMENT VOLUNTARILY

AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT PARTICIPANT HAS CAREFULLY READ THIS AGREEMENT AND THAT PARTICIPANT HAS ASKED ANY QUESTIONS NEEDED FOR PARTICIPANT TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT PARTICIPANT IS WAIVING PARTICIPANT’S RIGHT TO A JURY TRIAL. FINALLY, PARTICIPANT AGREES THAT PARTICIPANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF PARTICIPANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.
17.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18.    No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
19.    Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.
20.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for

Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.
21.    Language. Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of the Award Agreement and the Plan. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.
22.    Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.
23.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
24.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
25.    Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
26.    Governing Law; Venue, Severability. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California, except that the FAA shall govern the arbitration requirements set forth in Section 16. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.
27.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing, provided that no such other requirements or required agreements or undertakings will permit the Company to impose additional vesting requirements or, subject to Section 15 of the Plan and Section 8 herein, new material financial obligations on Participant with respect to this Award of Restricted Stock Units or any other award previously granted to Participant under the Plan.
28.    Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.
29.    Insider Trading Restrictions/Market Abuse Laws.  By accepting the Restricted Stock Units, Participant acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time.  Participant further acknowledges that, depending on Participant’s or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “material nonpublic information” and/or “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed material nonpublic information or inside information, as applicable.  Furthermore, Participant could be prohibited from (i) disclosing the material nonpublic information or inside information, as applicable, to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time.  Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
30.    Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect Participant’s ability to hold Restricted Stock Units, Shares or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of Shares) in a brokerage/bank account outside Participant’s country. The applicable laws of Participant’s country may require that he or she report such Restricted Stock Units, Shares, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to Participant’s country within a certain time period or according to certain procedures. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal tax, legal and financial advisors to ensure compliance with applicable laws.
31.    Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in the Country Addendum to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.

COUNTRY ADDENDUM TO
LYFT, INC.
2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS
This Country Addendum includes additional terms and conditions that govern the Award of Restricted Stock Units granted to Participant under the Plan if Participant works or resides in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or residing or if Participant relocates to another country after receiving the Award of Restricted Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, and/or the Restricted Stock Unit Agreement (the “Award Agreement”) to which this Country Addendum is attached.
NOTIFICATIONS
This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of July 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant vests in the Restricted Stock Units and acquires Shares, or when Participant subsequently sell Shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or residing (or is considered as such for local law purposes) or if Participant moves to another country after receiving the Award of Restricted Stock Units, the information contained herein may not be applicable to Participant.

Data Privacy Notice for Participants Inside the European Union and European Economic Area
Purposes and Legal Bases of Processing. The Company processes Data (as defined below) for the purpose of administering and managing Participant's participation in the Plan and facilitating compliance with applicable tax, exchange control, securities and labor law. The legal basis for the processing of Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations in connection with the Restricted Stock Units and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.
Data Collection and Processing. The Company collects, processes and uses the following types of personal information about Participant: Participant's name, address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all equity awards granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Data”), for the legitimate purpose of managing Participant's participation in the Plan.
Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. (“Schwab”), an independent service provider based in the U.S. which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such different service provider that serves the Company in a similar manner. Participant may be asked to agree on separate terms and data processing practices with Schwab, with such agreement being a condition for Participant to participate in the Plan. The Company may further transfer Data to other third party service providers, if necessary to ensure compliance with applicable tax, exchange control, securities and labor law. Such third party service providers may include the Company’s outside legal counsel and auditor.
International Data Transfers. The Company and Schwab operate, relevant to the Company, in the U.S., which means that it will be necessary for Data to be transferred to, and processed in, the U.S. Participant understands and acknowledges that the U.S. is not subject to an unlimited adequacy finding by the European Commission and that Participant's Data may not have an equivalent level of protection as compared to Participant's country of residence. The Company complies with applicable legal requirements providing adequate protection for these transfers of Data. Data that the Company collects from Participant will be transferred to, and stored at/processed in the United States, under the European Commission’s model contracts for the transfer of personal data to third countries (i.e., the standard contractual clauses), pursuant to Decision 2004/915/EC. Participant should contact

[***] should he or she wish to examine the intra-group standard data protection clauses entered into by the Company Group.
Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Participant's participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws, which may extend beyond Participant's employment. Once the required retention period has elapsed for any of the above purposes, the Company will cease processing of Data to the fullest extent practicable.
Data Subject Rights. Participant may have a number of rights under applicable data privacy laws. Depending on where Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Participant's jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact [***].
Contractual Requirement. Participant's provision of Data and its processing as described above is a contractual requirement and a condition to Participant's ability to participate in the Plan. Participant understands that, as a consequence of Participant refusing to provide Data, the Company may not be able to allow Participant to participate in the Plan, grant any Restricted Stock Units or other equity awards to Participant or administer or maintain such awards. However, Participant's participation in the Plan is purely voluntary. While Participant will not receive any Restricted Stock Units or other equity awards if Participant decides against providing Data as described above, Participant's career and salary will not be affected in any way.

CANADA
Terms and Conditions
Termination of Service Relationship. The following provision replaces the second paragraph of Section 5 of the Award Agreement:
For purposes of the Restricted Stock Units, except as expressly required by applicable legislation, Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing services or the terms of Participant’s employment or service agreement, if any) as of the date that is the earliest of (a) the date on which Participant’s service relationship is terminated, (b) the date on which Participant receives a written notice of termination, or (c) the date on which Participant is no longer actively providing services to the Company or any Parent, Subsidiary or Affiliate, and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any pay-in-lieu of notice or similar period mandated under employment laws in the jurisdiction where Participant is providing services or the terms of Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence).
The following provisions will apply if Participant is a resident of Quebec:
[French Language Documents. A French translation of this document and certain other documents related to the offer of the Plan may be made available to Participant, to the extent the Company determines that such a translation is required. Participant understands that, from time to time, additional information related to the offer may be provided in English and such information may not be available in French. However, if the Company determines that translation of such additional information is required, the Company will provide a translation of such information in French to Participant as soon as reasonably practicable. If a French translation of this document or the Plan is provided to Participant, any such French translation will govern Participant's participation in the Plan unless Participant indicates otherwise, notwithstanding anything to the contrary in the Award Agreement.
Documents en Français. Une traduction française du présent document et de certains autres documents relatifs à l'offre du Régime pourrait être mise à la disposition du Participant, dans la mesure où la Société détermine qu'une telle traduction est nécessaire. Le Participant comprend que, de temps à autre, des informations supplémentaires liées à l'offre pourraient être fournies en anglais et que ces informations pourraient ne pas être disponibles en français. Toutefois, si la Société détermine que la traduction de ces informations supplémentaires est nécessaire, la Société fournira au Participant une traduction de ces informations en français dès que cela sera raisonnablement possible.  Si une traduction française de ce document ou le Régime est fournie au Participant, cette traduction française régira la participation du Participant au Régime, sauf indication contraire de la part du Participant, nonobstant toute disposition contraire dans le Contrat d’Attribution.]
Data Privacy. The following provision supplements the Data Privacy provision of this Country Addendum:
Participant authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. Participant further authorizes the Company, any Parent or Subsidiary of the Company, the Service Recipient and the designated broker, or any stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss the Plan with their advisors. Participant also authorizes the Company and the Service Recipient to record such information and to keep such information in Participant’s file. Participant acknowledges and agrees that his or her personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, Participant also acknowledges that the Company, the Service Recipient, any other Parent or Subsidiary, and the designated broker, or any stock plan service provider, may use technology for profiling purposes and make automated decisions that may have an impact on Participant or the administration of the Plan.
Notifications
Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired under the Plan takes place outside of Canada through the stock exchange on which the Shares are listed.
Foreign Asset/Account Reporting Information. Participant is required to report any foreign specified property (including Shares acquired under the Plan) with a value exceeding C$100,000 on Form T1135 (Foreign Income Verification Statement) on an annual basis. The statement is due at the same time as Participant’s annual tax return. The Restricted Share Units must be reported (generally, at nil cost) on Form 1135 if the C$100,000 value threshold is exceeded due to other foreign specified property Participant holds. When Shares are acquired, their value generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.
FRANCE
Terms and Conditions
Nature of Award. The Restricted Stock Units granted under this Award Agreement are not intended to be French tax-qualified restricted stock units granted under Sections L.

225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Language Consent. By accepting the award of Restricted Stock Units, Participant confirms having read and understood the documents relating to the award (the Plan and the Award Agreement, including this Country Addendum), which were provided in English. Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d'Attribution incluant cette Addendum), qui lui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.
Notifications
Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount. Participant should consult with a personal legal advisor for further details regarding this requirement.
Foreign Asset/Account Reporting Information. Participant must declare all foreign bank and brokerage accounts in which cash or securities (such as Shares acquired under the Plan) are held, including the accounts that were opened, held, used and/or closed during the tax year, on an annual basis on a special form No 3916, together with Participant's income tax return. Participant should consult a personal tax advisor to ensure compliance with applicable reporting requirements.

GERMANY
Notifications
Exchange Control Notification. Cross-border payments in excess of EUR 50,000 must be reported to the German Federal Bank (Bundesbank).  If Participant makes or receives a payment in excess of this amount (including if Participant acquires Shares with a value in excess of this amount or sells Shares via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds or sells Shares with a value in excess of this amount to cover Tax-Related Items, Participant must report the payment and/or the value of the Shares withheld or sold to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank.

Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained if (i) Participant owns at least 1% of the Company and the value of the Shares acquired exceeds €150,000 or (ii) Participant holds Shares exceeding 10% of the Company's total ordinary shares.
GREECE
There are no country-specific provisions.

IRELAND
There are no country-specific provisions.
ITALY
Terms and Conditions
Plan Document Acknowledgement. Participant acknowledges that Participant has read and specifically and expressly approves the Notice of Grant and the Award Agreement, including the following provisions: Section 3 (Vesting Schedule); Section 5 (Forfeiture upon Termination of Status as a Service Provider); Section 8 (Tax Obligations); Section 12 (Nature of Grant); Section 17 (Electronic Delivery and Acceptance); Section 21 (Language); Section 25 (Modifications to the Award Agreement); Section 26 (Governing Law; Venue; Severability); Section 27 (Imposition of Other Requirements); Section 25 (Language); and Section 31 (Country Addendum).
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also will apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

MEXICO
Terms and Conditions
Modification. By accepting the Award of Restricted Stock Units, Participant understands and agrees that any modification of the Plan or the Award Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Policy Statement. By accepting the Award of Restricted Stock Units, Participant acknowledges that the Company, with registered offices at 185 Berry Street, 400, San Francisco, CA 94107, U.S.A. is solely responsible for the administration of the Plan. Participant further acknowledges that participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between Participant and the Company since he or she is participating in the Plan on a wholly commercial basis and the sole employer is Lyft Platform Mexico, S. de R.L. de C.V. (“Lyft Mexico”). Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the employer, Lyft Mexico, and do not form part of the employment conditions and/or benefits provided by Lyft Mexico.
Participant further understands that the Award of Restricted Stock Units the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend and/or discontinue it at any time, without any liability.
Plan Document Acknowledgment; Acceptance of Award. By accepting the Award of Restricted Stock Units, Participant acknowledges that he or she has received copies of the Plan, has reviewed the Plan and the Award Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Award Agreement. If, before the first date on which any Restricted Stock Units otherwise are scheduled to vest, Participant does not indicate acceptance of this Award by signing (including electronic acceptance, if permitted by the Company) this Award in the manner specified by the Company, this Award and all of the Restricted Stock Units will be permanently forfeited and Participant will receive no payment or other consideration for the forfeited Award or the forfeited Restricted Stock Units.
In addition, by accepting the Award of Restricted Stock Units, Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in the “Nature of Grant” section, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Parent, Subsidiary or Affiliate are not responsible for any decrease in the value of the Shares underlying the Restricted Stock Units.
Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of his or her participation in the Plan and therefore grants a full and broad release to the Service Recipient, the Company and any Parent or Subsidiary with respect to any claim that may arise under the Plan.
Spanish Translation
MÉXICO

Términos y Condiciones
Modificación. Al aceptar la Asignación de Unidades Accionarias Restringidas, el Participante entiende y acuerda que toda modificación al Plan o al Contrato de Asignación o su terminación no constituirá cambios o afectación a los términos y condiciones de la relación laboral.
Declaración de Política. Al aceptar la Asignación de Unidades Accionarias Restringidas, el Participante reconoce que la Sociedad, con oficina registrada en 185 Berry Street, 400, San Francisco, CA 94107, Estados Unidos de América, es la única responsable de la administración del Plan. El Participante asimismo reconoce que su participación en el Plan y la adquisición de Acciones, no constituye relación laboral alguna entre el Participante y la Sociedad, debido a que el Participante participa en el Plan sobre una base exclusivamente comercial, y que su único patrón es la persona moral mexicana Lyft Platform México, S. de R.L. de C.V. (“Lyft México”). Con base en lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que podrá recibir como resultado de su participación en el Plan, no constituyen la creación de derechos entre el Participante y el Patrón, Lyft México, y no forman parte de las condiciones de trabajo y/o prestaciones que Lyft México ofrece.
El Participante asimismo entiende que la Asignación de Unidades Accionarias Restringidas que la Sociedad le otorga conforme al Plan es unilateral y discrecional, y por lo tanto la Sociedad se reserva el derecho absoluto de modificar y/o descontinuar dicha Asignación en cualquier momento, sin incurrir en responsabilidad alguna.
Reconocimiento de Documentos del Plan; Aceptación del Premio. Al aceptar la Asignación de Unidades Accionarias Restringidas, el Participante reconoce haber recibido copias del Plan, haber revisado el Plan y el Contrato de Asignación en su totalidad, y que entiende y acepta todas las disposiciones del Plan y del Contrato de Asignación. Si, antes de la primera fecha en la que está programada la concesión de las Unidades Accionarias Restringidas, el Participante no indica la aceptación de este Premio mediante la firma (incluida la aceptación electrónica, si la Compañía lo permite) de este Premio en la manera especificada por la Compañía, este Premio y todas las Unidades Accionarias Restringidas se perderán permanentemente y el Participante no recibirá ningún pago u otra consideración por el Premio perdido o las Unidades Accionarias Restringidas pérdidas.
Además, al aceptar la Asignación de Unidades Accionarias Restringidas, el Participante también reconoce haber leído y aprueba específica y expresamente los términos y condiciones de la sección denominada “Naturaleza del Otorgamiento”, en el que se describe y establece claramente lo siguiente: (i) la participación en el Plan, no constituye un derecho adquirido; (ii) la Sociedad ofrece el Plan y la participación en el mismo, de manera completamente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Sociedad y su Matriz, Subsidiarias o Filiales no son responsables de la disminución en el valor de las Acciones subyacentes a las Unidades Accionarias Restringidas.

Finalmente, el Participante en este acto declara que no se reserva acción o derecho de interponer reclamación alguna en contra de la Sociedad, exigiendo compensación o reparación de daños, como resultado de su participación en el Plan, y por lo tanto otorga el más amplio y extenso finiquito al Patrón, la Sociedad y cualquier Matriz o Subsidiaria, con respecto a cualquier reclamación que pudiera surgir conforme al Plan.
Notifications
Securities Law Information. The Restricted Stock Units and the Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant only because of Participant’s existing relationship with the Company, a Parent, Subsidiary or Affiliate and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Lyft Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offer shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
POLAND
Notifications
Exchange Control Information. Polish residents holding cash and foreign securities (e.g., Shares) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland.
Further, if Participant transfers funds in excess of EUR 15,000 (or PLN 15,000 if the transfer of funds is connected with business activity of an entrepreneur) into or out of Poland, the funds must be transferred via a bank account. Participant is required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. Participant should consult a personal legal advisor to ensure compliance with applicable reporting requirements.
PORTUGAL

Terms and Conditions
Language Consent. Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Award Agreement.
Conhecimento da Língua.  Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Award Agreement em inglés).
Notifications
Exchange Control Information. The acquisition of Shares under the Plan should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the Shares are not deposited with a commercial bank, broker or financial intermediary in Portugal, Participant will be responsible for submitting the report to the Banco de Portugal.

SPAIN

Terms and Conditions
Nature of Grant. This provision supplements Section 12 of the Award Agreement:
By accepting the Restricted Stock Units, Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be Service Providers of the Company or its Parent, Subsidiaries or Affiliates throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not bind the Company or any Parent or Subsidiary of the Company other than as expressly set forth in the Award Agreement; (ii) the Restricted Stock Units and any Shares issued upon vesting of the Restricted Stock Units are not a part of any employment or service contract (either with the Company or any Parent or Subsidiary of the Company) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever; and (iii) the Restricted Stock Units will cease vesting upon Participant’s termination of employment, as detailed below.
Further, Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Award Agreement, the Restricted Stock Units

will be cancelled without entitlement to any Shares underlying the Restricted Stock Units if Participant’s status as a Service Provider is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when Participant’s status as a Service Provider has terminated for purposes of the Restricted Stock Units.
In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Restricted Stock Units shall be null and void.
Notifications
Securities Law Information. The Restricted Stock Units described in the Award Agreement do not qualify under Spanish regulations as a security.  No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Restricted Stock Units. The Award Agreement (including this Country Addendum) has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. Participant is required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities held in such accounts (including Shares acquired under the Plan) if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds EUR 1 million. Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, Participant may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. Participant should consult a personal legal advisor to ensure compliance with applicable reporting requirements.
Foreign Asset/Account Reporting Information. To the extent Participant holds shares or bank accounts outside of Spain with a value in excess of EUR 50,000 (for each type of asset category) as of December 31 each year, Participant will be required to report information on such assets on Participant’s annual tax return Form 720 for such year. After such shares or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than EUR 20,000 (for each type of asset category) as of each subsequent December 31, or if Participant sells shares or cancels bank accounts that were previously reported. Participant should consult a personal tax advisor to ensure compliance with applicable reporting requirements.

UNITED KINGDOM

Terms and Conditions
Responsibility for Taxes. The following provisions supplement Section 8 of the Award Agreement:
Without limitation to Section 8 of the Award Agreement, Participant agrees that Participant is liable for all Tax Obligations and hereby covenants to pay all such Tax Obligations as and when requested by the Company or, if different, the Service Recipient or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company or the Service Recipient against any Tax Obligations that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In such case, if any amount of income tax is not collected from or paid by Participant, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Service Recipient, as applicable, for the value of any employee NICs due on this additional benefit, which the Company or the Service Recipient may collect by any of the means set forth in Section 8 of the Award Agreement.
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